UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2013

SANGAMO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30171	68-0359556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Canal Blvd.	Richmond, California 94804
(Address of Principal Executive Offices)	(Zip Code)

(510) 970-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed by Sangamo BioSciences, Inc. (the “Company”) in a Form 8-K filed on August 26, 2013 (the “August 26, 2013 Form 8-K”), the Company and its wholly-owned subsidiary CG Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ceregene, Inc., (“Ceregene”) and a stockholders’ representative of Ceregene, pursuant to which the Company will acquire Ceregene (the “Acquisition”), a privately held biotechnology company focused on the development of adeno-associated virus (“AAV”) gene therapies. The acquired assets include all of Ceregene’s therapeutic programs, including CERE-110, an AAV vector delivery system for the treatment of Alzheimer’s disease that is currently in a Phase 2 clinical trial, certain intellectual property rights relating to the manufacturing of AAV, and certain toxicology and safety data from Ceregene’s human clinical trials.

On October 1, 2013 (the “Closing Date”), all closing conditions under the Merger Agreement were satisfied and the Company closed the Acquisition.

Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into Ceregene, with Ceregene continuing as the surviving company and a wholly-owned subsidiary of the Company. Also on the Closing Date, each share of Ceregene’s issued and outstanding capital stock held by its stockholders was converted to the right to receive a portion of the merger consideration for the Acquisition, which consisted initially of (i) 100,000 shares of common stock of the Company, par value $0.001 per share, and (ii) amount of cash and cash equivalent of Ceregene on the Closing Date less certain liabilities and expenses. In addition to such initial merger consideration, the Company is required to make certain contingent earn-out payments to the stockholders of Ceregene if the Company grants a third-party license to develop and commercialize certain Ceregene’s product candidates, or if the Company commercializes such product candidates itself. For a more detailed description of the terms and conditions of the Merger Agreement, please see the August 26, 2013 Form 8-K.

The description above is only a summary and qualified in its entirety by the Merger Agreement, a copy of which is filed as Exhibit 2.1 herein.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The Company intends to file the interim financial statements required by Item 9.01(a) of Form 8-K with respect to our acquisition of Ceregene no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) of Form 8-K with respect to our acquisition of Ceregene no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit	Description

2.1†	Agreement and Plan of Merger by and among the Company, Merger Sub, and Ceregene and the Stockholders’ Representative

†	Confidential treatment has been requested for certain information contained in this document. Such information has been omitted and filed separately with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO BIOSCIENCES, INC.

By:	/s/ Edward O. Lanphier II
Name: Edward O. Lanphier
Title: President, Chief Executive Officer

Dated: October 4, 2013